Exhibit 10.1

CONVERSION AGREEMENT AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

This CONVERSION AGREEMENT AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES (this “Agreement”), dated as of September 24, 2008, between eGain Communications Corporation, a Delaware corporation (the “Company”), and each of the entitles and individuals listed on the attached Schedule A (each a “Lender” and collectively, the “Lenders”).

WITNESSETH:

WHEREAS, the Lenders have previously loaned to the Company an aggregate of $8,500,000 pursuant to that certain Note and Warrant Purchase Agreement dated as of December 23, 2002, that certain Note and Warrant Purchase Agreement dated as of March 31, 2004 and that certain Note and Warrant Purchase Agreement and Amendment to Subordinated Secured Promissory Notes (collectively, the “Prior Loan Agreements”) as evidenced by subordinated secured promissory notes in the aggregate face amounts of $3,524,000, $3,524,000, $4,405,854.20 and $2,441,600 dated as of December 31, 2002, October 31, 2003, March 31, 2004 and June 29, 2007, respectively (collectively, the “Original Notes”); and

WHEREAS, on June 29, 2007, the Original Notes dated as of December 31, 2002 and October 31, 2003 were amended and restated as a single restated subordinated secured promissory note dated as of June 29, 2007 in the aggregate face amount of $7,765,486.40 with a maturity date of March 31, 2009 (together with the Original Notes, the “Prior Notes”); and

WHEREAS, the Company and the Lenders now desire to (i) convert a portion of the outstanding indebtedness under the Prior Notes equal to $6,535,977 into shares of the Company’s common stock at a price per share equal to $0.95 (the “Note Conversion”), and (ii) extend the maturity date of the remaining outstanding indebtedness accrued under the Prior Notes to March 31, 2012, as well as the period for which interest shall accrue on the Prior Notes (the “Note Extension”); and

WHEREAS, the Company intends that all indebtedness remaining outstanding on each of the Prior Notes from the Company remain fully subordinated to the indebtedness of the Company to Bridge Bank, N.A. and on a parity with the outstanding indebtedness under all Prior Notes; and

WHEREAS, as consideration for the Note Extension, each of the Lenders shall receive warrants to purchase shares of the Company’s common stock as set forth herein:

NOW, THEREFORE, in consideration of the foregoing promises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings set forth below when used in this Agreement and in the Exhibits hereto:

“Collateral” means the property described on Annex A.

“Contingent Obligations” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” means all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“GAAP” means generally accepted accounting principles.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Intellectual Property” means:

(a) Copyrights, Trademarks, and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to the Company now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of even date herewith, between the Lenders and the Company, substantially in the form of Annex D.

EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

“Inventory” means all present and future inventory in which the Company has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of the Company, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person; provided, however, that in no event shall the payments by the Company to its Subsidiaries pursuant to transfer pricing arrangements with such Subsidiaries be considered Investments.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, the Restated Notes and the Warrants.

“Material Adverse Change” means (i) a material adverse change in the business operations, or condition (financial or otherwise) of the Company; (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the priority of the Lenders’ security interests in the Collateral.

“Obligations” means the Company’s obligation to repay amounts to the Lenders as evidenced by the Note.

“Patents” means, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Investments” means (a) Investments shown on Exhibit 3.7 and existing on the Effective Date; (b) Investments made by the Company or any Subsidiary, provided, however, that the Company may make Investments in its Subsidiaries, provided, however, that (i) the aggregate amount of such Investments shall not exceed $300,000 in any given quarter and (ii) no Event of Default (as defined in the Prior Loan Agreement pursuant to which such Prior Note was issued) has occurred which is continuing or would exist immediately after giving effect to any such Investment; (c) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 2 years from its acquisition; (d) commercial paper maturing no more than 1 year after its creation and currently having a rating of at least A-1 or P-1 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.; and (e) Bank certificates of deposit issued maturing no more than 2 years after issue.

“Permitted Liens” means (a) Liens existing at the Effective Date and set forth in Exhibit 3.2 hereto or arising under this Agreement or the Note, (b) purchase money Liens (i) on equipment acquired or held by the Company incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment; (c) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above; provided that any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Restated Notes” means the restated subordinated secured promissory notes of the Company issued to the Lenders in exchange for the cancellation of the Prior Notes in substantially the form attached to this Agreement as Annex B.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Bridge Bank Loan Agreement” means that certain Loan and Security Agreement, dated as of June 24, 2008, by and between the Company and Bridge Bank, N.A., as amended, modified, and supplemented from time to time.

“Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person.

“Trademarks” means trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of the Company connected with the trademarks.

“Warrants” means the Warrant to purchase Common Stock of the Company granted to the Lenders under this Agreement in substantially the form attached to this Agreement as Annex C.

Additional defined terms are found in the body of the following text.

The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words “herein,” “hereof,” “hereunder,” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

ARTICLE II

PURCHASE AND SALE TERMS

Section 2.1 Conversion. Subject to the terms of this Agreement, on the date hereof (the “Effective Date”), each of the Lenders shall surrender the original Prior Notes held by them for conversion of a portion of the outstanding indebtedness under the Prior Notes into shares of the Company’s common stock in accordance with the schedule set forth on Exhibit 2.1 at a conversion price per share equal to $0.95 and the Company shall issue to each Lender a new subordinated promissory note reflecting the remaining outstanding indebtedness of the Company under each of the Prior Notes as set forth in Section 2.2 hereof.

EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

Section 2.2 Extension of Maturity Date for Prior Notes. The terms of each of the Prior Notes, with respect to amount of remaining outstanding indebtedness, are hereby amended such that (i) the maturity date of the set forth therein is hereby extended until March 31, 2012 and (ii) interest accruing thereunder shall continue to accrue through such date. Other than as set forth in Section 2.1 and this Section 2.2, this Agreement effects no additional changes to the Prior Notes. Concurrent with the execution of this Agreement, each Lender shall tender the original Prior Notes held by such Lender to the Company for cancellation and the Company shall issue to each Lender a Restated Note in substantially the form attached to this Agreement as Annex B.

Section 2.3 Warrant. Subject to the terms of this Agreement, at the Effective Time, as further consideration for the Note Extension, the Company shall grant to each Lender, and each Lender shall receive from the Company, a Warrant in substantially the form attached to this Agreement as Annex C, for the number of shares in accordance with the schedule set forth on Exhibit 2.3.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise set forth in the Exhibits furnished pursuant to this Agreement, the Company represents and warrants to the Lenders at the Effective Time that:

Section 3.1 Due Organization; Authorization and Other Matters. The Company and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with the Company’s formation documents, nor constitute an event of default under any material agreement by which the Company is bound. The Company is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change. The Loan Documents have been validly executed by the Company, and each such document is the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms. The Company represents and warrants that (i) the Loan Documents and the transactions contemplated therein have been approved by a disinterested majority of the Board of Directors, after full disclosure of all relevant facts regarding such transactions, including knowledge of the Lenders’ relationship as an officer, director and stockholder of the Company; and (ii) the principal terms contained in the Loan Documents were negotiated on behalf of the Company with the assistance of one or more disinterested, outside directors whose collective financial sophistication and experience negotiating and conducting financial transactions equals or exceeds the financial sophistication and experience of the Lenders.

Section 3.2 Collateral. The Company has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects. The Company is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the Company’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

Section 3.3 Litigation. Except as shown in Exhibit 3.3, there are no actions or proceedings pending or, to the Company’s knowledge, threatened by or against the Company or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

Section 3.4 No Material Adverse Change in Financial Statements. All consolidated financial statements for the Company, and any Subsidiary, made available to the Lenders fairly present in all material respects the Company’s consolidated financial condition and the Company’s consolidated results of operations. There has not been any material deterioration in the Company’s consolidated financial condition since the date of the most recent financial statements made available to the Lenders.

Section 3.5 Solvency. The fair salable value of the Company’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Company is not left with unreasonably small capital after the transactions contemplated by this Agreement; and the Company is able to pay its debts (including trade debts) as they mature.

Section 3.6 Regulatory Compliance. The Company is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. The Company is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). The Company has complied with the Federal Fair Labor Standards Act. The Company has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Company’s or any Subsidiary’s properties or assets has been used by the Company or any Subsidiary or, to the best of the Company’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. The Company and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. The Company and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

Section 3.7 Subsidiaries. The Company does not own any stock, partnership interest or other equity securities except for Permitted Investments.

Section 3.8 Full Disclosure. No representation, warranty or other statement of the Company in any certificate or written statement given to the Lenders contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LENDERS

Each Lender represents and warrants to the Company that:

Section 4.1 The Lender is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is a resident of the State of California.

EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

Section 4.2 The Lender has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof, including the complete loss of its investment.

Section 4.3 The Lender has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management.

Section 4.4 The Lender has full corporate or other power and authority to enter into and to perform this Agreement and all documents and agreements contemplated by this Agreement, and each such document has been validly executed by the Lender and is the Lender’s legal, valid and binding obligation, enforceable against the Lender in accordance with its terms.

ARTICLE V

AFFIRMATIVE COVENANTS OF THE COMPANY

The Company will do all of the following:

Section 5.1 Further Assurances. The Company will execute any further instruments and take further action as the Lenders reasonably request to perfect or continue the Lenders’ security interest in the Collateral or to effect the purposes of this Agreement. Without limiting the foregoing, the Company agrees to cooperate in all respects, as and if reasonably requested by Lender, to facilitate filing by the Lenders of UCC-1 financing statements in Delaware and California, and filing of customary perfection documentation in the United Stated Patent and Trademark Office (“USPTO filings”), and the Company agrees to pay any and all ordinary course filing fees associated with the USPTO filings.

ARTICLE VI

SECURITY INTEREST

Section 6.1 Continuing Grant of Security Interest. Nothing herein shall be deemed to effect the security interest securing the Company’s obligations under the Prior Notes as amended hereby.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

Section 7.2 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transaction contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by that party with any third party.

Section 7.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, those provisions shall be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of those provision or the remaining provisions of this Agreement.

EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

Section 7.4 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto whether so expressed or not.

Section 7.5 Notices. Any notice, demand, request or other communication which the Lenders or the Company may be required to give hereunder shall be in writing, shall be effective and deemed received the following business day when sent by overnight mail, or the third business day after deposited in first class United States mail, postage prepaid, and shall be addressed as follows, or to such other addresses as the parties may designate by like notice:

If to the Company:

eGain Communications Corporation

345 East Middlefield Road

Mountain View, CA 94043

Attn:    Eric Smit

            Chief Financial Officer

Phone:(650) 230-7500

Fax:     (650) 230-7600

If to the Lenders:

Ashutosh Roy

781 Berry Avenue

Los Altos, CA 94024

Phone:(650) 230-7500

Fax: (650) 230-7600

Oak Hill Capital Partners, L.P.

Oak Hill Capital Management Partners, L.P.

FW Investors V, L.P.

201 Main Street; Suite 3100

Fort Worth, TX 76102

Attn: Kevin G. Levy

Notwithstanding anything to the contrary, all notices and demands for payment from the Lenders actually received in writing by the Company shall be considered to be effective upon the receipt thereof by the Company regardless of the procedure or method utilized to accomplish delivery thereof to the Company.

Section 7.6 No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of that right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

Section 7.7 Amendments and Waivers. Except as herein provided, this Agreement may be modified or amended only by a writing signed by the Company and Lenders holding a majority of the outstanding indebtedness due under the Restated Notes.

Section 7.8 Survival of Agreements, etc. All agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or the Lenders in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, the Effective Time, and any investigation at any time made by or on behalf of the Lenders. Notwithstanding the preceding sentence, however, all those representations (other than intentional misrepresentations) and warranties, but no such agreements, shall expire three years after the date of this Agreement.

Section 7.9 Construction. This Agreement shall be governed by and construed in accordance with the procedural and substantive laws of the State of California without regard for its conflicts-of-laws rules.

Section 7.10 Entire Understanding. This Agreement and the documents expressly referenced in this Agreement express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter of this Agreement and such documents.

Section 7.11 Assignment; No Third-Party Beneficiaries.

7.11.1 This Agreement and the rights hereunder shall not be assignable or transferable by the Lenders or the Company, except by operation of law in connection with a merger, consolidation or sale of substantially all the assets of the Company, without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective, legal representatives, successors and assigns.

7.11.2 This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and those assigns, any legal or equitable rights hereunder.

Section 7.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

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EGAIN COMMUNICATIONS CORPORATION

CONVERSION AND AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTES

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

COMPANY:

eGAIN COMMUNICATIONS CORPORATION

By:	/s/ Eric Smit
	Name:	Eric Smit
	Its:	Chief Financial Officer

LENDERS:

/s/ Ashutosh Roy
Ashutosh Roy

OAK HILL CAPITAL PARTNERS, L.P.

By:	OHCP GenPar, L.P.,
its general partner

By:	OHCP MGP, LLC,
its general partner

By:	/s/ Kevin G. Levy
Kevin G. Levy, Vice President

OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

By:	OHCP GenPar, L.P.,
its general partner

By:	OHCP MGP, LLC,
its general partner

By:	/s/ Kevin G. Levy
Kevin G. Levy, Vice President

FW INVESTORS V, L.P.

By:	FW Management II, L.L.C.,
its general partner

By:	/s/ Kevin G. Levy
Kevin G. Levy, Vice President

Schedule A

Lenders

Ashutosh Roy

Oak Hill Capital Partners, L.P.

Oak Hill Capital Management Partners, L.P.

FW Investors V, L.P.